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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

2U, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 30, 2018

Dear Fellow Stockholder:

        I am pleased to invite you to attend our 2018 Annual Meeting of Stockholders, to be held on June 26, 2018 at 2:00 p.m., local time, at our headquarters, located at 7900 Harkins Road, Lanham, Maryland 20706.

        Details regarding how to attend the Annual Meeting and the various matters to be acted upon during the Annual Meeting are described in the accompanying Notice of 2018 Annual Meeting of Stockholders and the proxy statement.

        You can ensure that your shares are represented at the Annual Meeting by promptly completing and mailing your proxy or you may vote in person by attending the Annual Meeting. If you hold shares through a broker or other nominee in "street name," you may also be able to vote using the Internet or telephone if permitted by your broker or nominee by following the voting instructions provided to you in your materials.

        On behalf of the Board of Directors of 2U, Inc., I would like to express our appreciation for your ownership and continued support of 2U, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Christopher "Chip" Paucek Chief Executive Officer

2U, INC.
7900 Harkins Road
Lanham, Maryland 20706

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2018

Stockholders of 2U, Inc.:

        The 2018 Annual Meeting of Stockholders (the "Meeting") of 2U, Inc. (the "Company") will be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 26, 2018, beginning at 2:00 p.m., local time, for the following purposes:

  1.
  To elect four Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company's 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year;

  3.
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers;

  4.
  To consider a stockholder proposal regarding a director election majority vote standard, if properly presented at the meeting; and

  5.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The close of business on April 27, 2018 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.

        Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Meeting in person, and no matter how many shares you own, please submit your proxy promptly by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you hold shares through a broker or other nominee in "street name," you should follow the voting instructions provided to you in your materials, which may include the ability to vote using the Internet or by telephone.

        You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the Meeting, in which case, your prior proxy would be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on June 26, 2018.

        This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available at http://investor.2u.com/.

By Order of the Board of Directors,

Christopher "Chip" Paucek Chief Executive Officer

April 30, 2018

        The proxy statement and form of proxy accompanying this notice are being sent to our stockholders on or about April 30, 2018, in connection with our solicitation of proxies for use at the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

ii

2U, INC.
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2018

INTRODUCTION

        The annual meeting of stockholders (the "Meeting") of 2U, Inc., a Delaware corporation ("2U," "we," "us," "our," or the "Company"), will be held on June 26, 2018, beginning at 2:00 p.m., local time, at 7900 Harkins Road, Lanham, Maryland 20706. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

        Except as specifically indicated in the notice, the Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the election of each of the four Class I directors listed in Proposal One, nominated by the Board, to serve on the Board until the Company's 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" Proposal Two, the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year; "FOR" Proposal Three, the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers and "AGAINST" Proposal Four, the stockholder proposal regarding a director election majority vote standard. Any proxy may be revoked at any time before its exercise by notifying the Corporate Secretary of 2U in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

        We are furnishing this proxy statement in connection with the Board's solicitation of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon proposals:

  •
  To elect four Class I directors, nominated by the Board, to serve on the Board until the Company's 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  •
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year;

  •
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers;

  •
  To consider a stockholder proposal regarding a director election majority vote standard, if properly presented at the meeting; and

  •
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        These proxy solicitation materials are being sent to our stockholders on or about April 30, 2018.

Who is entitled to vote at the Meeting?

        The Board has determined that those stockholders who are recorded in our record books as owning shares of the Company's common stock, par value $0.001 per share, as of the close of business on April 27, 2018, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 53,316,098 shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a broker, bank or other nominee. Our common stock is our only class of outstanding voting securities.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee, as the stockholder of record, has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, or, if permitted by your broker, bank or nominee, you may be able to use the Internet or telephone to provide voting instructions. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

What do I need to attend the Meeting?

        Attendance at the Meeting is limited to stockholders as of the close of business on the record date. Registration will begin at 1:00 p.m., local time, and each stockholder will be asked to present a valid government-issued photo identification (e.g., passport or driver's license). If you are a beneficial owner as of the close of business on the record date, you must also provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date). Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.

How can I vote my shares in person at the Meeting?

        Shares held directly in your name as the stockholder of record may be voted in person at the Meeting.

        SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

        Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

        BY MAIL—You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC at 62011 5th Avenue, Brooklyn, NY 11219, Attn: AST Mail Services.

        BY INTERNET OR TELEPHONE—If you hold shares through a broker or other nominee in street name, you may be able to vote by the Internet or telephone as permitted by your broker or nominee. The availability of Internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

        If you cast your vote in any of the ways set forth above, your shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them "FOR" the election of each of the four Class I directors listed in Proposal One, "FOR" Proposal Two, "FOR" Proposal Three and "AGAINST" Proposal Four. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

        If you own shares in street name through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote these shares on certain "routine" matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters, such as the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers, your broker must receive voting instructions from you because it does not have discretionary voting power for these proposals. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum.

Can I change my vote after I submit my proxy or voting instructions?

        Yes. If you hold shares directly as the stockholder of record, even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

  •
  filing with our Corporate Secretary at 7900 Harkins Road, Lanham, Maryland 20706 a signed, original written notice of revocation dated later than the proxy you submitted;

  •
  submitting a duly executed proxy bearing a later date; or

  •
  attending the Meeting and voting in person.

        In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your voting instructions by following the instructions provided by your broker, bank or nominee.

        All shares that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

        A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company's stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

        Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. At the close of business on the record date, 53,316,098 shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

        Our Board recommends a vote "FOR" the election of each of the four Class I directors, nominated by the Board, to serve on the Board until the Company's 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year; "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers and "AGAINST" the stockholder proposal regarding a director election majority vote standard.

What vote is required to approve each item?

        Directors named in Proposal One are elected by a plurality of the votes cast at the Meeting, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote "FOR" or "WITHHELD" with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of each of the Board's nominees named in Proposal One. Only votes "FOR" or "WITHHELD" are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes will not affect the outcome of the vote on the election of directors.

        The affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year. You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to Proposal Two. Abstentions will have the same effect as votes "AGAINST" Proposal Two. Broker non-votes are not expected on this routine proposal.

        The affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Three will be required to approve the compensation of our Named Executive Officers. You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to Proposal Three. Abstentions will have the same effect as votes "AGAINST" Proposal Three. Broker non-votes will not affect the outcome of the vote on Proposal Three.

        The affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Four will be required to approve the stockholder proposal regarding a director election majority vote standard. You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to Proposal Four. Abstentions will have the same effect as votes "AGAINST" Proposal Four. Broker non-votes will not affect the outcome of the vote on Proposal Four.

        As noted above, a "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on "routine" matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any "non-routine" matter, including the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers. Without your voting instructions, a broker non-vote will occur.

What does it mean if I receive more than one proxy or voting instruction card?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

        We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company's proxy materials and annual report electronically?

        A copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. These proxy materials are available without charge on the Company's website at http://investor.2u.com/. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

When are stockholder proposals and director nominations due for next year's annual meeting of stockholders?

        Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by us no later than the close of business on December 31, 2018 and must otherwise comply with the requirements of Rule 14a-8.

        For proposals or nominations outside of Rule 14a-8, the Company's amended and restated bylaws (the "Bylaws") provide that, in order for a stockholder to nominate a director or bring a proposal before the stockholders at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have delivered timely prior written notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 28, 2019 nor earlier than the close of business on February 26, 2019. In the event that the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder's notice as described above. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the Bylaws can be obtained without charge by written request to the Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706 and is available without charge on the Company's website at http://investor.2u.com/.

        Any proposals or notices should be sent to:

2U, INC.
7900 HARKINS ROAD
LANHAM, MARYLAND 20706
ATTENTION: CORPORATE SECRETARY

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE—
ELECTION OF DIRECTORS

        There are currently twelve members of our Board. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Board is "classified," which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect four directors to hold office until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Accordingly, this Proposal One seeks the election of four directors, Paul A. Maeder, Robert M. Stavis, Christopher J. Paucek and Gregory K. Peters, as Class I directors whose terms would expire in 2021.

        Paul A. Maeder, Robert M. Stavis, Christopher J. Paucek and Gregory K. Peters currently serve as Class I directors of the Company. The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Paul A. Maeder, Robert M. Stavis, Christopher J. Paucek and Gregory K. Peters to serve again as Class I directors until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Each nominee has consented to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF
THE FOUR CLASS I DIRECTOR NOMINEES.

        Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director with terms expiring at the 2019 or 2020 annual meetings of stockholders. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive board experience. Specific individual qualifications and skills of each of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs. For more information on the criteria used in nominating directors, see "Board of Directors and Committees—Nomination of Directors" below.

Name	Age	Class and Position
Paul A. Maeder	64	Class I Director and Chair of the Board
Robert M. Stavis	55	Class I Director
Christopher J. Paucek	47	Class I Director
Gregory K. Peters	47	Class I Director
Timothy M. Haley	63	Class II Director
Earl Lewis	62	Class II Director
Coretha M. Rushing	62	Class II Director
Valerie B. Jarrett	61	Class II Director
Mark J. Chernis	51	Class III Director
Sallie L. Krawcheck	53	Class III Director
John M. Larson	66	Class III Director
Edward S. Macias	74	Class III Director

Class I—Directors with Terms Expiring in 2018

        Paul A. Maeder.    Mr. Maeder has served on our Board since 2010 and as Chair of our Board since November 2012. Mr. Maeder is a General Partner of Highland Capital Partners, a venture capital firm he co-founded in 1988. He currently serves on the boards of several private companies. From February 2002 to July 2016 Mr. Maeder served as a director of Imprivata, Inc. He holds a B.S.E. in Aerospace and Mechanical Sciences from Princeton University, an M.S.E. in Mechanical Engineering from Stanford University and an M.B.A. from the Harvard Business School. Our Board believes that Mr. Maeder's broad experience investing in the online higher education and software industries and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Robert M. Stavis.    Mr. Stavis has served on our Board since 2011. Mr. Stavis has been a Partner at Bessemer Venture Partners, a venture capital firm, since 2000. He currently serves on the boards of several private companies. Prior to joining Bessemer, Mr. Stavis was an independent private equity investor. Prior to that, he served in various positions at Salomon Smith Barney, including as Co-Head of Global Arbitrage Trading. Mr. Stavis holds a B.A.S. in Engineering from the University of Pennsylvania's School of Engineering and Applied Sciences and a B.S. in Economics from the University of Pennsylvania's Wharton School. Our Board believes that Mr. Stavis's broad experience investing in the emerging software technology industry and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Christopher J. Paucek.    Mr. Paucek is a co-founder of the Company and has served as our Chief Executive Officer since 2012 and as a member of our Board since 2012. He previously served as our President and Chief Operating Officer from April 2008 through December 2011. Prior to 2U, Mr. Paucek served as the Chief Executive Officer of Smarterville, Inc., the parent company of Hooked on Phonics, from 2007 until 2008. From 2004 to 2007, Mr. Paucek served as Vice President of Business Development and President of Educate Products for Educate, Inc. In 2004, Mr. Paucek served as Deputy Campaign Manager for the successful reelection campaign of United States Senator Barbara Mikulski. Mr. Paucek began his career in 1993 by co-founding Cerebellum Corporation, the media company behind the award-winning educational Standard Deviants television program and video series, and he led Cerebellum as Co-Chief Executive Officer until 2003. Mr. Paucek holds a B.A. from The George Washington University and an M.B.A. from the UNC Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Our Board believes that Mr. Paucek's knowledge of the Company as one of our co-founders, and his broad experience leading education companies, enable him to make valuable contributions to the Board.

        Gregory K. Peters.    Mr. Peters was appointed to our Board in March 2018. Mr. Peters joined Netflix, Inc. in 2008 and currently serves as the Chief Product Officer, responsible for designing, building and optimizing the customer experience. From 2015 to July 2017, Mr. Peters served as the International Development Officer of Netflix, responsible for global partnerships with consumer electronics companies, Internet service providers and multichannel video program distributors. From July 2013 to 2015, Mr. Peters served as the Chief Streaming and Partnerships Officer of Netflix. Prior to joining Netflix in 2008, Mr. Peters was Senior Vice President of Consumer Electronics Products for Macrovision Solutions Corp. (later renamed Rovi Corporation) and held positions at Medialogic Inc., Red Hat Network and Wine.com. Mr. Peters holds a B.S. in Physics and Astrophysics from Yale University. Our Board believes that Mr. Peters' technology and product expertise enable him to make valuable contributions to the Board.

Class II—Directors with Terms Expiring at the 2019 Annual Meeting of Stockholders

        Timothy M. Haley.    Mr. Haley has served on our Board since 2010. Mr. Haley is a founding partner of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since 1999. Mr. Haley was also the Managing Director of Institutional Venture Partners, a venture capital firm, from 1998 to 2010. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc. and several private companies. Mr. Haley holds a B.A. from Santa Clara University. Our Board believes that Mr. Haley's broad experience investing in software, consumer Internet and digital media industries, and his experience serving as a board member for numerous companies, enable him to make valuable contributions to the Board.

        Earl Lewis.    Dr. Lewis was appointed to our Board at the time of the initial public offering of the Company's shares in April 2014. Dr. Lewis, a fellow of the American Academy of Arts and Sciences, is Professor of history and African American and African Studies at the University of Michigan and founding director of the Center for Social Solutions. From March 2013 to March 2018, Dr. Lewis served as President of The Andrew W. Mellon Foundation, a philanthropic organization committed to advancing higher education, the arts and civil society. From January 2013 to March 2013, he served as President-designate of the Mellon Foundation. Prior to joining the Mellon Foundation, Dr. Lewis served as Provost and Executive Vice President of Academic Affairs at Emory University from 2004 to December 2012. He also held a variety of faculty positions at the University of California at Berkeley and the University of Michigan from 1984 through 2004, and served as Vice Provost for Academic Affairs—Graduate Studies and dean of the Horace H. Rackham School of Graduate Studies at the University of Michigan from 1998 to 2004. Dr. Lewis holds a B.A. from Concordia College and an M.A. and Ph.D. from the University of Minnesota. Our Board believes that Dr. Lewis's broad experience in academia, both as a faculty member and as an administrator at leading universities, allows him to make valuable contributions to the Board.

        Coretha M. Rushing.    Ms. Rushing has served on our Board since 2016. She has been Corporate Vice President and Chief Human Resources Officer of Equifax Inc. since 2006. Prior to joining Equifax, she served as an Executive Coach and HR Consultant with Atlanta-based Cameron Wesley LLC. Prior to joining Cameron Wesley, she was Senior Vice President of Human Resources of The Coca-Cola Company, where she was employed from 1996 until 2004. Prior to that, she worked in a number of senior level positions in Pizza Hut (a division of PepsiCo) and IBM. She is currently the Chairman of the Board for the Society of Human Resource Management, a 300,000 membership organization whose membership is comprised of global human resource professionals. Ms. Rushing holds a B.A. in Industrial Psychology from East Carolina University and a master's degree in education from The George Washington University. Our Board believes that Ms. Rushing's broad experience in human resources at leading Fortune 500 companies, enables her to make valuable contributions to the Board.

        Valerie B. Jarrett.    Ms. Jarrett has served on our Board since December 2017. She is an acclaimed civic leader, business executive and attorney, and she currently serves as a Senior Advisor to the Obama Foundation and Attn: and is a Senior Distinguished Fellow at the University of Chicago Law School. She also serves as a director on the boards of Ariel Investments and Lyft. During the Obama administration, from January 2008 to January 2016, Ms. Jarrett served as Senior Advisor to the President of the United States, where she oversaw the Office of Public Engagement and Intergovernmental Affairs and chaired the White House Council on Women and Girls. Prior to joining the Obama administration, Ms. Jarret was the co-chair of the Obama-Biden transition team. Ms. Jarrett began her career in politics in 1987, working as Deputy Corporation Counsel for Finance and Development in the administration of Mayor Harold Washington in Chicago. She subsequently was Deputy Chief of Staff for Mayor Richard M. Daley and later served as Commissioner of the Department of Planning and Development and chaired the Chicago Transit Board. From 1995 until she joined the Obama administration, Ms. Jarrett served in various senior positions, including Chief Executive Officer, of the Habitat Company, a Chicago real estate development and management firm. She has also served on numerous corporate and civic boards, including Chairman of the Board of Trustees of the University of Chicago Medical Centers, Chairman of the Board of Trustees of the

University of Chicago, Chairman of the Board of the Chicago Stock Exchange and was a director of the Federal Reserve Bank of Chicago. Ms. Jarrett holds a B.A. from Stanford University and a J.D. from the University of Michigan Law School. Our Board believes that Ms. Jarrett's broad experience in public policy enables her to make valuable contributions to the Board.

Class III—Directors with Terms Expiring at the 2020 Annual Meeting of Stockholders

        Mark J. Chernis.    Mr. Chernis has served on our Board since January 2009. Mr. Chernis has served in various senior roles at Pearson since 2011, including as the SVP of Strategic Partnerships and Investments from January 2014 to present and President & Chief Operating Officer of the K-12 Technology Division from June 2011 to January 2014. Previously, Mr. Chernis was the President and Chief Operating Officer of SchoolNet from March 2008 until its acquisition by Pearson in 2011. From 1984 to 2007, Mr. Chernis held various positions at The Princeton Review, most recently serving as its President from 1995 to November 2007. Mr. Chernis also currently serves on the boards of several private companies. Mr. Chernis holds a B.A. from Vassar College. Our Board believes that Mr. Chernis's deep knowledge of the higher education industry and his long-term experience serving as a member of the Board enables him to make valuable contributions to the Board.

        Sallie L. Krawcheck.    Ms. Krawcheck was appointed to our Board as of the initial public offering of the Company's shares in April 2014. Ms. Krawcheck has been the Chief Executive Officer and owner of Ellevate Asset Management, an investment firm focused on companies where women make up a significant portion of officers and directors, since June 2014, and an owner of Ellevate Network (formerly 85 Broads), a professional women's networking organization, since May 2013. Ms. Krawcheck is the CEO and co-founder or Ellevest, an investment platform for women that was founded in 2016. Ms. Krawcheck was the President of Global Wealth & Investment Management for Bank of America from August 2009 to September 2011. Prior to joining Bank of America, Ms. Krawcheck held a variety of senior executive positions at Citigroup from 2002 to 2008, including Chief Executive Officer of its Smith Barney division, Chief Financial Officer of Citigroup and Chief Executive Officer and Chairman of Citi Global Wealth Management. She served as a director of BlackRock Inc. from 2009 to 2011 and Dell Inc. from 2006 to 2009. Ms. Krawcheck holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Columbia University. Our Board believes that Ms. Krawcheck's financial acumen and broad experience serving in leadership roles with financial and investment firms enables her to make valuable contributions to the Board.

        John M. Larson.    Mr. Larson has served on our Board since June 2009. Mr. Larson has served as the Executive Chairman of Triumph Higher Education Group, Inc., a culinary education company, since 2010. He also has served as President of Triumph Group, Inc., a company that advises and invests in domestic and international education companies, since 2008. Mr. Larson founded and served as President, Chief Executive Officer and director of Career Education Corporation, or CEC, a publicly held post-secondary education company, from its inception in 1994 through his retirement from the company in 2006, including as Chairman of the Board from 2000 to 2006. He became Chairman Emeritus of CEC in 2006 and continues to serve in that position. He holds a B.S. in Business Administration from the University of California at Berkeley. Our Board believes that Mr. Larson's deep knowledge of the higher education industry and his experience founding and leading a publicly held education company enable him to make valuable contributions to the Board.

        Edward S. Macias.    Dr. Macias has served on our Board since November 2014. Dr. Macias is currently the Provost Emeritus and Barbara and David Thomas Distinguished Professor Emeritus in Arts & Sciences at Washington University in St. Louis. Previously, Dr. Macias was the chief academic officer of Washington University in St. Louis for 25 years, before stepping down from his position as Provost and Executive Vice Chancellor in June 2013. During his tenure as Provost, Dr. Macias provided leadership in curriculum, budget and capital project development initiatives. Dr. Macias has broad experience and knowledge in higher education administration and innovation in academic settings. Following his tenure as Provost, Dr. Macias was nominated to lead the school's effort to explore its approach to online education and to leverage advances in education technology to enhance its reach and impact. Dr. Macias currently serves on the boards of the Shakespeare Festival of St. Louis, Casa de Salud, Mary Institute and Saint Louis Country Day School, the St. Louis Immigration and Innovation Steering Committee and on the academic advisory board of the Schwarzman Scholars Program. He is an emeritus member of the board of Colgate University. Dr. Macias holds a bachelor's degree in Chemistry from Colgate University and a doctorate in Chemistry from Massachusetts Institute of Technology. Our Board believes that Dr. Macias's substantial knowledge of the higher education industry and his vast experience as Provost and Executive Vice Chancellor of Washington University in St. Louis enable him to make valuable contributions to the Board.

BOARD OF DIRECTORS AND COMMITTEES

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to the Company's management, to monitor the performance and ethical behavior of the Company's management, and to maximize the long-term financial return to the Company's stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of twelve directors. The authorized number of directors may be changed only by resolution approved by a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change in our management or a change of control.

        The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees. In connection with a follow-on offering of the Company's common stock in September 2017, our Board also established a Pricing Committee to work with management to determine the appropriate time, form and pricing of any such offering.

Board Leadership

        Our Board currently has an independent Chair, Mr. Maeder, who has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair of the Board enhances the effectiveness of the Board as a whole.

Risk Oversight

        The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

        Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks, financial risks and legal and compliance risks, as well as potential conflicts of interest. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and the Company's corporate governance practices.

Director Independence

        Our Nominating and Corporate Governance Committee and our Board have undertaken a review of the independence of our current directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Nominating and Corporate Governance Committee and our Board determined that Messrs. Chernis, Haley, Larson, Maeder, Stavis, Lewis, Peters and Macias and Mses. Krawcheck, Rushing and Jarrett, representing eleven of our twelve current directors, are "independent directors," as defined under applicable Nasdaq listing standards and the rules of the United States Securities and Exchange Commission ("SEC").

        The Nominating and Corporate Governance Committee and the Board apply standards in affirmatively determining whether a director is "independent," in compliance with applicable Nasdaq listing standards and SEC rules. As part of the process in making such determination, the Nominating and Corporate Governance Committee and the Board also determined that none of Messrs. Haley, Larson, Maeder, Stavis, Lewis, Peters, Chernis and Macias, and Mses. Krawcheck, Rushing and Jarrett have any other "material relationship" with the Company that could interfere with his or her ability to exercise independent judgment.

        The Board includes one management director, Mr. Paucek, who is the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee and the Board have determined that Mr. Paucek is not independent under applicable Nasdaq listing standards and SEC rules.

        As part of its annual evaluation of director independence, the Nominating and Corporate Governance Committee and the Board examine (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the applicable Nasdaq listing standards and SEC rules. The Nominating and Corporate Governance Committee and the Board also examine whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that each independent director is independent under those criteria.

Board Meetings and Attendance

        During 2017, including both regularly scheduled and special meetings, our Board met a total of six times, the Audit Committee met a total of seven times, the Compensation Committee met a total of two times, the Nominating and Corporate Governance Committee met a total of two times and the Pricing Committee met a total of one time. During 2017, all of the Company's directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served. During four meetings of the Audit Committee, the Audit Committee met privately with the Company's independent registered public accounting firm.

Audit Committee

        Our Audit Committee consists of three directors, Messrs. Stavis, Lewis and Peters. Mr. Peters joined the Audit Committee and Mr. Chernis resigned from the Audit Committee on April 24, 2018. Mr. Stavis is the Chair of the Audit Committee, and our Board has determined that he is an "audit committee financial expert," as defined by SEC rules and regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq listing standards and SEC rules and regulations. The Board has determined that all members of the Audit Committee are financially literate and possess "financial sophistication" within the meaning of the Nasdaq listing standards. We intend to continue to evaluate the requirements applicable to us, and we intend to comply with the future requirements to the extent that they become applicable to our Audit Committee.

        Our Audit Committee oversees the Company's corporate accounting and financial reporting processes. The principal duties and responsibilities of our Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing and evaluating the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly consolidated financial statements; and

  •
  conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

        The Audit Committee's charter can be obtained without charge on the Company's website at http://investor.2u.com/. As provided under the Audit Committee's charter, the Audit Committee's pre-approval policy and applicable law, the Audit Committee pre-approves all audit, review and attest services, as well as all permitted non-audit services (subject to a de minimis exception) to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. Under this policy, the Audit Committee may provide pre-approval for a particular defined task or scope of work, subject to a specific budget and for up to one year. The Audit Committee may also delegate pre-approval authority to one or more of the Audit Committee's members, and the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services (other than the annual engagement) up to a maximum of $50,000 per calendar year. The Chair of the Audit Committee reports any pre-approval decisions at the next scheduled meeting of the Audit Committee. To avoid potential conflicts of interest, applicable securities laws prohibit the Company as a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Compensation Committee

        Our Compensation Committee consists of three directors, Messrs. Larson and Maeder and Ms. Rushing, each of whom is a non-employee member of our Board, as defined in Rule 16b-3 under the Exchange Act, and an "outside director," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Larson is the Chair of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. Our Compensation Committee oversees the Company's compensation policies, plans and programs. The principal duties and responsibilities of our Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;

  •
  exercising administrative authority under our stock plans and employee benefit plans;

  •
  establishing policies and making recommendations to our Board regarding director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

  •
  preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        The scope of the Compensation Committee's authority and responsibilities is set forth in its written charter, a copy of which is available without charge on the Company's website at http://investor.2u.com/. As provided under the Compensation Committee's charter, the Compensation Committee may delegate its authority to subcommittees as the Compensation Committee deems appropriate, consistent with applicable law and the Nasdaq listing standards. As part of its duties, the Compensation Committee establishes and approves (or refers to the full Board for approval) the compensation and performance of the Company's Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. The Chief Executive Officer is not present during the voting and deliberations regarding his compensation. The Compensation Committee also reviews and approves (or refers to the full Board for review and approval) the compensation of the Company's executive officers other than the Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. No executive officer is present during the voting and deliberations regarding his or her compensation. Under its charter, the Compensation Committee has the authority to retain, at the Company's expense, such counsel, consultants, experts and other professionals as it deems necessary. For additional information regarding the role of executive officers and compensation consultants in setting director and executive compensation, see the section entitled "Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

        During 2017, Messrs. Larson and Maeder and Ms. Rushing served on the Compensation Committee. None of the members of the Compensation Committee that served in 2017 is a former or current officer or employee of the Company or any of its subsidiaries, nor did any of the members of the Compensation Committee have a relationship requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of four directors, Messrs. Haley and Macias and Mses. Krawcheck and Jarrett. Mr. Haley is the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee oversees the Company's corporate governance practices. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

  •
  assessing the need for new directors and identifying individuals qualified to become directors;

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  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  assessing individual director performance, participation and qualifications;

  •
  developing and recommending to the Board corporate governance principles;

  •
  monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

  •
  overseeing a periodic evaluation of the Board's performance.

        The Nominating and Corporate Governance Committee's charter can be obtained without charge on the Company's website at http://investor.2u.com/.

Executive Sessions of Non-Management Directors

        In order to promote discussion among the non-management directors, the Board regularly holds executive sessions (i.e., meetings of non-management directors without management present) to review such topics as the non-management directors determine. Mr. Maeder presides as Chair during the executive sessions of the Board. The non-management directors of the Board met in executive session four times during 2017.

Nomination of Directors

        The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

        The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board. Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.

        The Nominating and Corporate Governance Committee considers candidates recommended by stockholders pursuant to the Nominating and Corporate Governance Committee's policy for considering stockholder recommendations of director nominees. The Nominating and Corporate Governance Committee's policy is available free of charge on the Company's website at http://investor.2u.com/. Pursuant to the policy, and at its next appropriate meeting following receipt of a recommendation, the Nominating and Corporate Governance Committee will consider all director candidates recommended by the Company's stockholders provided such recommendation is delivered timely and in the proper form, as specified in the policy. All director nominees so submitted by the Company's stockholders will be evaluated in the same manner as recommendations received from management or members of the Board.

Communications with the Board of Directors

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company at 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attn: Corporate Secretary.

        All communications received as set forth above will be opened by the Corporate Secretary who will determine whether the communication should be presented to the Board. The purpose of this screening is to avoid providing the Board communications that are irrelevant or inappropriate (such as advertisements, solicitations and hostile communications). Following this review, if appropriate, the Corporate Secretary will distribute the communication to the Board, the non-management directors, an individual director or committee of directors, as appropriate.

Director Attendance at Annual Meeting

        Although we do not have a formal policy with respect to directors' attendance at our annual meeting of the stockholders, all directors are encouraged to attend the annual meeting of stockholders. One person who was a director of the Company as of such date attended our last annual meeting.

Director Compensation

        Non-employee directors are paid an annual retainer fee and equity awards for their service on the Board. Committee chairs are each paid additional retainer fees and equity awards for service in these capacities. Members of the Audit Committee are paid an additional equity award for service in this capacity. Christopher J. Paucek, our Chief Executive Officer, is also a director, but does not receive any additional compensation for his service as a director. Compensia, the independent compensation consultant retained by the Company, conducts an annual review and assessment of our director compensation program relative to market compensation practices and provides market compensation data to the Compensation Committee. The Compensation Committee then, based in part upon Compensia's report, provides a recommendation to the full Board with respect to our director compensation program.

        During 2017, our non-employee directors were entitled to receive the following annual compensation for their service on the Board:

Position	Cash or Equity Retainer ($)(1)	Equity Grants ($)(2)
Board Chair	5,000	15,000
Board Member	25,000	110,000
Audit Committee Chair	5,000	15,000
Compensation Committee Chair	5,000	5,000
Nominating and Corporate Governance Committee Chair	5,000	5,000
Non-Chair Audit Committee Members	—	5,000

(1)
In 2017, our non-employee directors elected to receive their quarterly cash retainers of $6,250 in the form of a restricted stock unit award. Each director who served as Chair of our Board or Chair of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee elected to receive the additional quarterly cash retainer of $1,250 in the form of a restricted stock unit award. These restricted stock unit awards vest in a single installment on April 1, 2018.

(2)
In 2017, our non-employee directors received annual grants of restricted stock units and options, each with a grant date value of $55,000. These annual equity awards vest on the first, second and third anniversaries of the applicable vesting commencement date. The Chair of our Board and the Chair of our Audit Committee received an additional grant of restricted stock units with a grant date value of $15,000, which vests on the first anniversary of the vesting commencement date. Each director who served as a member of our Audit Committee (other than the Chair) or Chair of our Compensation Committee or Nominating and Corporate Governance Committee received an additional grant of restricted stock units with a grant date value of $5,000, which vests on the first anniversary of the vesting commencement date. Ms. Jarrett, who was elected to the Board on December 3, 2017, received a one-time equity award of restricted stock units and options in January 2018, each with a grant date value of $25,000, as described in more detail below.

2017 Director Compensation

        The following table provides information about the compensation paid to each of our non-employee directors during 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Mark J. Chernis	30,000	69,934	54,994	154,928
Timothy M. Haley	30,000	59,932	54,994	144,926
Sallie L. Krawcheck	25,000	54,971	54,994	134,965
John M. Larson	30,000	59,932	54,994	144,926
Earl Lewis	25,000	59,932	54,994	139,926
Edward S. Macias	25,000	54,971	54,994	134,965
Paul A. Maeder	30,000	69,934	54,994	154,928
Coretha M. Rushing	25,000	54,971	54,994	134,965
Robert M. Stavis	25,000	59,932	54,994	139,926
Valerie B. Jarrett	6,250(3)	—(4)	—(4)	6,250

(1)
In 2017, all directors elected to receive their cash retainers in restricted stock units. Each director received 629 restricted stock units, in lieu of the $25,000 cash retainer for service as a Board member, representing a grant date fair value of $24,965. Messrs. Maeder, Chernis, Larson and Haley received an additional 125 restricted stock units, in lieu of the $5,000 cash retainer for service as Chair of our Board or Chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively, having a grant date fair value of $4,961. All of such restricted stock units vest in a single installment on April 1, 2018.

(2)
The amounts in these columns reflect the grant date fair value for option awards and stock awards, as applicable, in accordance with ASC Topic 718. The fair value of each option award is estimated using the Black-Scholes option pricing model. The fair value of each stock award is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for options awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2018.

(3)
Ms. Jarrett joined our Board on December 3, 2017 and elected to receive her cash retainer, pro-rated to reflect her partial year of service, in restricted stock units, and she was granted 96 restricted stock units in January 2018, having a grant date fair value of $6,193. These restricted stock units vest in a single installment on January 1, 2019.

(4)
In January 2018, Ms. Jarrett received a one-time grant of restricted stock units and options, each with a grant date fair value of $25,000 in connection with joining the Board. These awards vest on the first, second and third anniversaries of the applicable vesting commencement date.

        The following table provides information about outstanding stock awards and stock options held by each of our non-employee directors as of December 31, 2017. Prior to 2014, the stock options were granted under our 2008 Stock Incentive Plan (the "2008 Plan") and, since 2014, have been granted under our 2014 Equity Incentive Plan (the "2014 Plan").

Name	Stock Awards	Option Awards
Mark J. Chernis	4,759	119,793
Timothy M. Haley	4,507	7,554
Valerie B. Jarrett	—	—
Sallie L. Krawcheck	4,257	36,904
John M. Larson	4,507	19,293
Earl Lewis	4,382	36,904
Edward S. Macias	4,257	14,028
Paul A. Maeder	4,759	19,293
Coretha M. Rushing	3,510	7,591
Robert M. Stavis	4,382	19,293

No Material Proceedings

        There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

 MANAGEMENT

Executive Officers

        The following table sets forth information concerning our current executive officers, including their ages as of April 30, 2018:

Name	Age	Position
Executive Officers:
Christopher J. Paucek	47	Chief Executive Officer and Director
Catherine A. Graham	57	Chief Financial Officer
Harsha Mokkarala	38	Chief Revenue Officer
James Kenigsberg	42	Chief Technology Officer

Current Executive Officer Biographies

  Christopher J. Paucek

        See biography of Christopher J. Paucek in "Class I—Directors with Terms Expiring in 2018" above.

  Catherine A. Graham

        Ms. Graham has served as our Chief Financial Officer since April 2012. Prior to that, she served as Chief Financial Officer for Online Resources Corporation, a financial technology company, from 2002 to April 2012. Prior to that, she served as Chief Financial Officer for VIA NET.WORKS, Inc., an Internet services and web hosting provider, from 1998 to 2002. Previously, she served in senior financial positions with Yurie Systems, a telecommunications equipment manufacturer, and other public companies, as well as with several commercial banks. Ms. Graham holds a B.A. from the University of Maryland and an M.B.A. from Loyola University Maryland.

  Harsha Mokkarala

        Mr. Mokkarala was appointed as our Chief Revenue Officer in April 2018. From April 2016 until his appointment as Chief Revenue Officer, he served as our Chief Marketing Officer. Mr. Mokkarala joined the Company in September 2013 to lead our data driven marketing function. From 2004 to 2013, Mr. Mokkarala held various roles at Capital One in digital marketing and ultimately managed all facets of online marketing for Capital One's credit card acquisitions group. Mr. Mokkarala has over nine years of experience in data driven online marketing. He holds a master's degree in Computer Engineering from the University of Wisconsin, Madison.

  James Kenigsberg

        Mr. Kenigsberg has served as our Chief Technology Officer since July 2010 and previously as Chief Information Officer from September 2008 to June 2010. From 2000 to 2008, Mr. Kenigsberg held various leadership positions at The Princeton Review, including from 2004 to 2008 as vice president of application development and product development. Prior to that, he served as technical project manager at Ogilvy & Mathers in 2000 and as project engineer at Thomson Reuters from 1998 to 2000. Mr. Kenigsberg attended Hunter College.

CORPORATE GOVERNANCE

        We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the Nasdaq listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

        We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, in accordance with Nasdaq listing standards and applicable SEC rules. The Code of Conduct is available on our website at http://investor.2u.com/. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed in accordance with Nasdaq listing standards and applicable SEC rules. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from a provision of the Code of Conduct by posting such information on our website.

PROPOSAL TWO—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. As a matter of good corporate governance, the Company's stockholders will be requested to ratify the Audit Committee's selection at the Meeting. KPMG LLP has audited the Company's consolidated financial statements since 2011.

        Although there is no requirement that KPMG LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence.

        A representative of KPMG LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee of our Board is responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company's independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to its charter, the Audit Committee reviews and, in its sole discretion, approves in advance our independent registered public accounting firm's annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company's management, if desired). All fees for fiscal 2017 were pre-approved by the Audit Committee.

        With respect to the audit for the years ended December 31, 2017 and 2016, the Audit Committee approved the audit services performed by KPMG LLP, as well as certain categories and types of tax and permitted non-audit services.

Independent Registered Public Accounting Firm Fees

        Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2017 and December 31, 2016, were:

Type of Fee	2017	2016
Audit Fees(1)	$1,973,414	$1,073,000
Audit-Related Fees(2)	304,793	25,000
Tax Fees(3)	58,262	—
All Other Fees(4)	1,780	1,780

Total Fees	$2,338,249	$1,099,780

(1)
Audit fees consisted of work performed in connection with the audit of our consolidated financial statements included in our registration statements on Form S-3 and Forms S-8, our Annual Reports on Form 10-K, the reviews of the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q and the audit of the GetSmarter consolidated financial statements and the reviews of the unaudited pro forma financial information of the Company giving effect to the acquisition of GetSmarter included in our Form 8-K/A.

(2)
Audit-related fees consisted of services related to transaction advisory services.

(3)
Tax fees consisted of services related to tax planning and advisory services.

(4)
All other fees consisted of products and services related to an online accounting research tool.

 AUDIT COMMITTEE REPORT*

        The Board has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of 2U. The Audit Committee's purpose is to assist the Board in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of 2U, the audits of 2U's consolidated financial statements and the qualifications, selection and performance of the Company's independent registered public accounting firm.

        The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, 2U's independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on our internal control over financial reporting.

        With respect to the fiscal year ended December 31, 2017, the Audit Committee, among other things: oversaw the integrity of the Company's financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors' qualifications and independence (including auditor rotation), and evaluated the external auditors' performance.

        The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 31, 2017. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.

        Based on the reviews and discussions described above, the Audit Committee recommended to our Board, and the Board approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2017 in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee and the Board have selected KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018.

Submitted by the Audit Committee Mark J. Chernis (Chair) Earl Lewis Robert M. Stavis

*
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Audit Committee Report by reference therein.

 PROPOSAL THREE—ADVISORY VOTE TO APPROVE THE COMPANY'S
EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding "say-on-pay" stockholder vote to approve the compensation of Named Executive Officers. The Board currently intends to hold this vote annually, and the next such vote is expected to occur at the 2019 annual meeting of stockholders. The compensation paid to our Named Executive Officers and the Company's overall executive compensation policies and procedures are described in the "Compensation Discussion and Analysis" and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.

        This proposal gives you, as a stockholder, the opportunity to endorse or not endorse the compensation paid to the Company's Named Executive Officers through the following resolution:

        "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement."

        Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2017 for:

  •
  Christopher J. Paucek, our Chief Executive Officer and Director;

  •
  Catherine A. Graham, our Chief Financial Officer;

  •
  Susan E. Cates, our former Chief Operating Officer;

  •
  Harsha Mokkarala, our Chief Revenue Officer; and

  •
  James Kenigsberg, our Chief Technology Officer.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers. The compensation provided to our Named Executive Officers for fiscal year 2017 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board arrived at the specific compensation policies and decisions involving our Named Executive Officers, during fiscal year 2017; the role of Compensia, our outside compensation consultant; and the peer group used in evaluating executive officer compensation.

        Ms. Cates resigned as our Chief Operating Officer effective August 31, 2017 and we entered into a consulting and separation agreement with her pursuant to which she continues to provide consulting services to us until August 31, 2018. No other individuals served as executive officers in 2017.

Executive Summary

2017 Financial and Business Highlights

        We are a leading education technology company that well-recognized nonprofit colleges and universities trust to bring them into the digital age. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and our university clients can improve educational outcomes, skills attainment and career prospects for a greater number of students.

        In 2017, we achieved significant financial and business results. Highlights include:

  •
  We increased our revenue from $205.9 million in 2016 to $286.8 million in 2017.

  •
  We grew full course equivalent enrollments in our university clients' graduate programs from 77,344 in 2016 to 98,904 in 2017.

  •
  We launched ten new graduate programs with university clients.

  •
  We acquired Get Educated International Proprietary Limited, or GetSmarter, in July 2017 and extended our offerings to include premium online short courses offered in collaboration with universities.

  •
  We completed a public offering of common stock in September 2017 in which we sold 4,047,500 shares and received net proceeds of $189.5 million.

Executive Compensation Highlights

        Consistent with our general compensation philosophy, we strive to provide a compensation package to each executive officer, including our Named Executive Officers, that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our Named Executive Officers with our stockholders through equity ownership in the Company. Our 2017 compensation actions and decisions reflect our financial results and business performance and our Named Executive Officers' accomplishments that helped achieve these results and performance.

        The Compensation Committee took the following actions with regard to its review and analysis of 2017 compensation for our Named Executive Officers:

  •
  Reviewed, assessed and updated the prior peer group of comparable public companies, selected with the assistance of an independent compensation consultant, to inform our decision making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at the current stage of the Company's growth;

  •
  As a result of its overall review, including comparisons against our peer group, increased the base salary and target cash incentive compensation opportunities for all of our Named Executive Officers; and

  •
  Approved equity awards to our Named Executive Officers, at levels consistent with our philosophy of more heavily weighting equity ownership, to address our retention objectives, reward individual performance and align the long-term interests of Named Executive Officers with those of our stockholders.

        We endeavor to maintain good governance standards in our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program annually to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2017:

  •
  Independent Compensation Committee.  The Compensation Committee consists solely of independent directors and has primary responsibility for making executive compensation decisions.

  •
  Annual Executive Compensation Review.  The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group.

  •
  No "Single Trigger" Change in Control Payments for Executive Officers.  We do not provide change in control payments to our Named Executive Officers. Further, equity awards granted to our Named Executive Officers since 2014 provide for vesting acceleration of unvested awards only on a "double trigger" basis—that is, each Named Executive Officer is entitled to receive vesting acceleration of a portion or all of their unvested awards in connection with a change in control of the Company only if the employment of such Named Executive Officer terminates without cause or for good reason on or within 12 months after the change in control.

  •
  Compensation At-Risk.  Our executive compensation program is designed so that a significant portion of total compensation is "at-risk," including performance-based annual bonuses, which are based largely on corporate performance, and equity-based long-term incentives to align the interests of our Named Executive Officers and stockholders. Equity awards granted to our Named Executive Officers typically vest or are earned over four-year periods, consistent with current market practice and our retention objectives.

  •
  Limited Severance Benefits.  Except in the case of our Chief Executive Officer, none of our current named executive officers are entitled to any severance or other post-termination benefits other than as required by law.

  •
  Restrictions on Transactions in Our Securities.  Our insider trading policy prohibits our employees, including our Named Executive Officers, from conducting, among other things, short sales, hedging of stock ownership positions and transactions in derivative securities relating to our capital stock.

Executive Compensation Philosophy, Objectives and Design

        We operate in a highly fragmented, rapidly evolving and competitive market, and we believe that our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain skilled teams in technology, content development, marketing and other business areas. The market for skilled personnel in the technology industry is highly competitive. Further, because of the significant nature of each new university client relationship, our senior management team is heavily involved in the identification and sales process for each university client, and their expertise is critical in navigating the complex approval processes of large nonprofit colleges and universities. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and retains talented individuals who possess the skills necessary to create long-term value for our stockholders, grow our business while maintaining our dedicated focus on quality, and assist in the achievement of our strategic goals.

        The key elements of our total compensation philosophy include the following:

        Company Ownership.    We believe that equity ownership by employees, including our Named Executive Officers, is a critical retention tool and emphasizes long-term results and aligns the interests of our employees, Named Executive Officers and stockholders.

        Focus on Results.    Our executive compensation program is weighted towards at-risk, performance-based compensation. A significant portion of our Named Executive Officers' compensation is at-risk and dependent upon our performance.

        Fair, Flexible and Results-Oriented.    We design our compensation structure to reward results and to drive excellence and consistency across the Company, while recognizing inherent differences between functions. Our annual incentive bonus plan provides that employees who focus on a particular university client graduate program would have their bonus payout weighted more heavily toward the performance of the applicable graduate program and corporate employees would have their bonus payout weighted more heavily toward overall corporate performance.

        Our executive compensation program has been heavily weighted towards granting long-term equity incentive awards. Our Compensation Committee believes that equity-based compensation helps to align our executives' interests with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. Prior to our becoming a public company in April 2014, our equity compensation program was largely in the form of stock option grants. Following our initial public offering, we shifted to a mix of restricted stock units, or RSUs, settled in shares of common stock and stock options as our primary equity vehicles for all equity-eligible employees, including our Named Executive Officers. Our Named Executive Officers typically receive 50% of their equity awards in the form of RSUs and 50% in the form of stock options. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients and align the interests of recipients and stockholders, since the options reward recipients, including our Named Executive Officers, only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        To maintain a competitive compensation program, we also provide cash compensation in the form of base salaries and performance-based annual cash bonuses. All eligible employees, including our Named Executive Officers, participate in the same annual performance-based bonus plan. Our Named Executive Officers are eligible to receive a target cash bonus under our annual performance-based bonus plan equal to a percentage of their base salary based on achievement of corporate financial goals. We typically consider the compensation practices of companies in our peer group to set total compensation targets for our Named Executive Officers, and we may also consider unique skills sets, specialized industry knowledge and other factors in making those determinations.

        In early 2017, our Compensation Committee, with the assistance of the Company's compensation consultant, reviewed our executive compensation, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our Named Executive Officers.

Consideration of "Say-on-Pay" Voting Results

        At the Company's 2017 annual meeting of the stockholders, the Company's advisory vote on say-on-pay garnered stockholder support of 84% of shares present or represented by proxy. The Compensation Committee reviewed stockholder and other stakeholder feedback along with the results of our stockholder "say-on-pay" vote from the 2017 annual meeting of the stockholders in making compensation decisions during 2017. Based on this feedback and the 84% say-on-pay approval by stockholders at the 2017 annual meeting of the stockholders, the Compensation Committee believes that stockholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply similar principles in determining 2017 compensation actions.

Process for Setting Compensation

        Compensation decisions for our Named Executive Officers are determined by our Compensation Committee, with input from management (including our Chief Executive Officer and compensation consultant retained by management, when appropriate). Our Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers, on an annual basis, or more frequently in certain situations, to ensure the executives are properly incentivized, and makes adjustments as necessary.

        In determining base salaries, bonus targets and equity incentive awards for our Named Executive Officers, our Compensation Committee considers their historical compensation levels, compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, and our desire to drive short- and long-term results that are in the best interests of our stockholders. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives, although we typically consider companies in our peer group to set total compensation targets for our Named Executive Officers, and we may also consider unique skills sets, specialized industry knowledge and other factors in making those determinations.

        For 2017, we engaged a compensation consultant, Compensia, to advise in matters relating to the compensation of our executives. For additional information about Compensia's role in our process for setting compensation, see the section entitled "—Role of Compensation Consultant."

        At the beginning of 2017, following discussions with management and a review of Compensia's findings, the Compensation Committee ultimately made adjustments to total compensation for our Named Executive Officers to promote executive retention and more closely align ourselves with our peer companies in a competitive technology employment market.

Role of Compensation Committee

        Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our Named Executive Officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of our long-term business and financial goals. For additional information about our Compensation Committee, see the section entitled "Board of Directors and Committees—Compensation Committee."

Role of Management

        In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer, Chief People Officer and other human resources, finance, and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management's perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer and members of our legal department may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our Named Executive Officers other than for himself because of his daily involvement with our Named Executive Officers. Our Compensation Committee solicits and reviews our Chief Executive Officer's recommendations as one of several factors in making compensation decisions, along with recommendations and market data obtained by our compensation consultant, and the Compensation Committee's own independent judgment. No Named Executive Officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

        At the request of the Compensation Committee, beginning in late 2014 management retained Compensia to assist it in providing the Compensation Committee the data necessary to enable it to carry out its responsibilities in assisting the Compensation Committee. Management has continued to retain Compensia from time to time to review and assess our executive and employee compensation practices relative to market compensation practices and to provide market compensation data. For additional information on these engagements, see the section entitled "—Role of Compensation Consultant" below.

Role of Compensation Consultant

        We retained Compensia to advise on our executive compensation programs and practices and our executive compensation decisions for 2017 given its expertise in the technology industry and its knowledge of our peer companies. During late 2016 and early 2017, Compensia provided the following services as requested by management:

  •
  evaluated the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals relative to market norms;

  •
  reviewed and assessed our peer group of companies to understand competitive market compensation practices;

  •
  reviewed and assessed our current Named Executive Officer compensation practices and equity profile relative to our peers; and

  •
  reviewed and assessed whether our Board of Directors' compensation policy is appropriate for a publicly traded company.

        In late 2017, we again engaged Compensia to assist with our compensation planning for 2018, including providing data for our overall equity and incentive plan targets and total cash compensation for our Named Executive Officers.

        During 2017, Compensia did not perform work for the Company other than the services detailed above, and for the purposes of assisting with our compensation planning for 2018. The Compensation Committee has assessed the independence of Compensia and concluded that the engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers.

Compensation Peer Group

        In March 2017, our Compensation Committee approved the use of the following peer group of companies that operate in the cloud based SaaS or adjacent Internet software and services markets, with similar revenues, revenue growth, business stage and market capitalization, to inform its decisions related to 2017 executive compensation.

8x8	Ellie Mae	Paylocity Holding
Alarm.com	Financial Engines	Q2 Holdings
AppFolio	HubSpot	SPS Commerce
Benefitfocus	LivePerson	Twilio
ChannelAdvisor	LogMeIn	Zendesk
Cornerstone OnDemand	MINDBODY
Coupa Software	New Relic

        This compensation peer group differed from our compensation peer group approved by the Compensation Committee in 2016 due to certain companies being removed because they were acquired or no longer deemed comparable in terms of revenue and market capitalization (based on our 2016 results) and other companies being added because they fell within the parameters identified by the Compensation Committee for our peer group as described above. We believe that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. However, the Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive's level of experience and responsibilities, and comparability of roles within other peer companies.

Elements of Compensation

        The compensation program for our Named Executive Officers consists of:

  •
  base salary;

  •
  performance-based cash compensation;

  •
  long-term equity compensation; and

  •
  employee benefits and perquisites.

        Each Named Executive Officer's compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we expect to review our executive compensation program annually.

Base Salaries

        We provide base salaries to our Named Executive Officers and other employees to compensate them for services rendered day-to-day during the year and provide a level of stable fixed compensation. Each Named Executive Officer's initial base salary was established as the result of an arm's-length negotiation with the individual at the time of hiring, and later adjusted pursuant to the Company's annual review processes. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries of our Named Executive Officers on an annual basis and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer's responsibilities, experience and performance, prior salary level, position (in the case of a promotion), market conditions and overall Company performance.

        In April 2017, in connection with its review of our executive compensation program, our Compensation Committee approved adjustments to the base salaries of our Named Executive Officers, as set forth in the table below. Our Compensation Committee based its adjustments on various factors, including, peer group comparisons, distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, level of experience and responsibilities, and uniqueness of roles as compared to peer companies.

Named Executive Officer	2017 Base Salary ($)(1)	2016 Base Salary ($)(1)	Percentage Increase
Christopher J. Paucek	520,000	500,000	4%
Catherine A. Graham	375,000	350,000	7%
Susan E. Cates(2)	416,000	400,000	4%
Harsha Mokkarala	328,000	315,000	4%
James Kenigsberg	375,000	360,000	4%

(1)
Salary changes are effective as of April 1st of the applicable year. For purposes of our executive compensation program, our year runs from April 1st through March 31st. Therefore, 2017 and 2016 base salaries set forth in the Summary Compensation Table below are less than the amounts stated in these columns because our Named Executive Officers received their prior year base salaries from January 1st through March 31st of the applicable year.

(2)
Ms. Cates resigned from the Company effective August 31, 2017; however, she continues to provide services to the Company as a consultant through August 31, 2018 and will receive payment equivalent to her 2017 base salary during this period.

Performance-Based Annual Bonuses

        We use performance-based annual cash bonuses to motivate our employees, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. At the end of each year, our Board approves our operating plan for the next fiscal year, which includes corporate performance objectives. At the beginning of each year, the Compensation Committee uses these performance objectives to structure the annual cash bonus plan for the year.

  2017 Bonus Plan

        In March 2017, the Compensation Committee approved the 2017 Bonus Plan for our employees, including our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) and the other factors described above. The Compensation Committee determined not to make any change in the target bonus percentages that were in effect for 2016. In making this determination, the Compensation Committee considered the fact that total target bonus payouts would still increase as a result of higher eligible base compensation, which they believed would maintain the competitiveness of our Named Executive Officers' target total cash compensation opportunities. Under the 2017 Bonus Plan, the target annual cash bonus opportunities of the Named Executive Officers for 2017 were as follows:

Named Executive Officer	2017 Eligible Base Compensation ($)	Target Bonus Percentage	Target Bonus Payout ($)
Christopher J. Paucek	520,000	100%	520,000
Catherine A. Graham	375,000	70%	262,500
Susan E. Cates	416,000	75%	312,000
Harsha Mokkarala	328,000	60%	196,800
James Kenigsberg	375,000	70%	262,500

        Payouts for our Named Executive Officers under our 2017 Bonus Plan were based on the achievement of the following three performance measures: graduate program segment revenue, graduate program segment profitability and number of new graduate programs signed with university clients, which is described in more detail below. Metrics related to the Company's short course segment were not included as performance measures in the 2017 Bonus Plan because the acquisition of GetSmarter and our associated expansion of offerings to include the short course segment did not occur until July 2017, after the 2017 Bonus Plan had been approved.

        Graduate program segment revenue was given a weighting of 55%, graduate program segment profitability was given a weighting of 35% and the number of new graduate programs signed with university clients was given a weighting of 10%. The graduate program segment revenue and graduate program segment profitability measures were based on stretch goals over our 2017 corporate budget, as approved by the Board, and continue to be selected as performance measures under our annual bonus plan because the Compensation Committee believes they support our objective of achieving growth. The number of new graduate programs signed with university clients was selected as a new performance measure for 2017 to focus our executives on supporting our objective of enhancing our new graduate program pipeline. Threshold achievement levels for graduate program segment revenue and graduate program segment profitability were set slightly below the 2017 performance expectations disclosed by the Company during the first quarter of 2017. The threshold achievement level for new graduate programs signed was set at ten programs, consistent with 2017 performance expectations in this area disclosed by the Company during the first quarter of 2017. In addition, for the graduate program segment revenue and graduate program segment profitability measures, the incremental increase in performance needed to achieve payouts over 100% was set at a multiple of the incremental decrease in performance that would result in a payout of under 100%. We believe these performance measures align our Named Executive Officer incentives opportunities with stockholder interests through the creation of sustainable long-term value.

        Payment of any portion of the bonus opportunity for fiscal year 2017 related to the corporate performance measures described above was contingent on our achievement of a minimum threshold percentage of the target level for such measure, and the payment level was capped at our achievement of a maximum percentage of the target level. The achievement levels for each performance measure necessary to receive the minimum, maximum or 100% bonus payout and the corresponding payout percentages were as follows (and performance between any of the following levels is interpolated on a straight-line basis):

	Graduate Segment Revenue		Graduate Segment Profitability		New Graduate Programs
	Achievement Percentage	Payout Percentage	Achievement Percentage	Payout Percentage	Achievement Percentage	Payout Percentage
Threshold	98%	50%	55%	50%	<100%	0%
Target	100%	100%	100%	100%	100%	100%
Maximum	>103%	120%	>136%	120%	—	—

        Graduate program segment profitability is calculated as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock based compensation expense. In general, we consider our corporate performance targets for fiscal year 2017 to have been challenging but achievable. For fiscal year 2017, graduate program segment revenue was $270.4 million, graduate program segment profitability was $13.0 million, and we signed ten new graduate programs, which corresponded to bonus payout percentages of 85%, 100% and 100%, for each measure respectively, under the 2017 Bonus Plan. In March 2018, the Board determined that we had achieved the graduate program segment revenue, graduate program segment profitability and new graduate program goals at an overall weighted level of 92%, and therefore, the Compensation Committee approved the following payouts under the 2017 Bonus Plan to our Named Executive Officers:

Named Executive Officer	Bonus Payout ($)(1)
Christopher J. Paucek	471,748
Catherine A. Graham	236,161
Susan E. Cates(2)	283,049
Harsha Mokkarala	178,477
James Kenigsberg	238,034

(1)
For purposes of our executive compensation program, our year runs from April 1st through March 31st, and payouts under our 2017 Bonus Plan were calculated on a weighted average basis using the applicable 2016 target bonus percentage for base compensation earned from January 1, 2017 through March 31, 2017, and the applicable 2017 target bonus percentage for base compensation earned during the remainder of 2017.

(2)
Ms. Cates resigned from the Company effective August 31, 2017; however, she has agreed to continue providing services to the Company as a consultant through August 31, 2018 and received a bonus for fiscal year 2017 consistent with other executives under the 2017 Bonus Plan pursuant to a separation and consulting agreement we entered into with her in connection with her resignation.

        These bonus amounts for the Named Executive Officers' performance during 2017 are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2017.

Long-Term Incentive Compensation

        We use long-term incentive compensation in the form of equity awards to align the interests of our employees, including the Named Executive Officers, with the interest of our stockholders. We believe that if our employees own shares of our common stock in amounts that are significant to them, they will have a strong incentive to act to maximize long-term stockholder value. For 2017, we relied on options to purchase shares of our common stock and RSUs as the principal vehicles for delivering long-term incentive compensation opportunities to our Named Executive Officers. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients and align the interests of recipients and stockholders, since the options reward them only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        In determining the size of the equity awards granted to our Named Executive Officers, the Compensation Committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), the existing equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity awards), and the other factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The Compensation Committee also applies its subjective judgment to determine the appropriate size of each Named Executive Officer's equity award.

        In mid-2014, our Compensation Committee approved a framework for granting equity awards. Under this framework, we typically grant equity awards at the start of employment and upon promotion to each equity-eligible employee, including our Named Executive Officers. Our framework for granting equity awards establishes dollar value for each type of award based on a participant's position. The exact number of stock options granted to each participant is calculated by dividing the appropriate dollar value by the Black-Scholes value of an option to purchase a share of our common stock on the grant date. The exact number of restricted stock units granted to each participant is calculated by dividing the appropriate dollar value by the value of a share of our common stock on the grant date.

        The Compensation Committee approves individual equity awards for new hires and promoted employees on a quarterly basis, and the grant dates of each award are typically the first business day of the quarter after the Compensation Committee has approved the grants. We typically set the exercise prices for stock options at the fair market value of a share of our common stock on the date of grant. Our time-vested stock option grants to our Named Executive Officers typically vest as follows: 25% on the first anniversary of the date of grant or, if earlier, the vesting commencement date, and 1/36th per month thereafter, until fully vested at the end of four years. These stock option grants generally have a term of 10 years from the grant date. Our restricted stock unit awards typically vest in equal annual installments over a four-year period.

  Annual Equity Awards

        In April 2017, in accordance with the previously established equity award framework, the Compensation Committee granted equity awards to certain of our employees, including our Named Executive Officers, in the form of options to purchase shares of our common stock and restricted stock units.

        In determining the amount of each Named Executive Officer's equity award, the Compensation Committee took into consideration the factors described above, including the recommendations of our Chief Executive Officer (except with respect to his own equity award).

        The annual equity awards granted to the Named Executive Officers in 2017 were as follows:

Named Executive Officer	Stock Options Granted (number of shares) (#)	Stock Options Granted (grant date fair value) ($)	RSUs Granted (number of shares) (#)	RSUs Granted (grant date fair value) ($)
Christopher J. Paucek	62,685	1,199,991	30,257	1,199,993
Catherine A. Graham	39,178	749,992	18,910	749,971
Susan E. Cates	39,178	749,992	18,910	749,971
Harsha Mokkarala	31,342	599,986	15,128	599,976
James Kenigsberg	31,342	599,986	15,128	599,976

Other Compensation

        We offer a tuition reimbursement benefit for all of our employees, including our Named Executive Officers. Under this program, we pay 100% of the cost of tuition for eligible employees and their spouses and dependents enrolled in one of our university clients' eligible graduate programs.

        The Company also makes contributions to the 401(k) plan and pays premiums for term life insurance policies on behalf of our Named Executive Officers, consistent with those provided to all of our employees.

Employment Arrangements

        In connection with Ms. Cates' resignation as Chief Operating Officer on August 31, 2017, the Company entered into a separation agreement with Ms. Cates. Pursuant to the separation agreement, Ms. Cates resigned from all positions with the Company, however, agreed to act as a consultant to the Company until August 31, 2018 (the "Consulting Period") in exchange for receiving payment of an amount equal to her 2017 base salary paid in monthly installments over the Consulting Period and an amount equal to the 2017 annual bonus she would have received had she remained an employee through the end of 2017, paid as and when the Company makes bonus payments under its 2017 Bonus Plan. In addition, under the terms of the separation agreement, (i) Ms. Cates' outstanding equity awards continue to vest in accordance with their terms during the Consulting Period, (ii) the Company agreed to pay a lump sum bonus of $200,000 upon successful completion of the Consulting Period, and (iii) the Company agreed to pay a lump sum cash payment of $20,000 upon execution of the separation agreement. Ms. Cates' separation agreement included a customary release of claims and post-employment restrictive covenants.

        Please see "—Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements" for information regarding the severance provisions for Mr. Paucek. Other than the separation agreement entered into with Ms. Cates in August 2017, Mr. Paucek is the only Named Executive Officer who is entitled to any post-termination cash payments.

Other Compensation Policies

Risk Assessment

        The Compensation Committee has reviewed the Company's compensation programs for employees, including Named Executive Officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company's annual performance-based bonus plan and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Derivatives Trading and Hedging Policy

        Our Insider Trading and Window Period Policy prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our Board.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

        We typically encourage our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and our Insider Trading and Window Period Policy expressly provides that such individuals may not trade in our equity securities during "blackout" periods.

CEO Pay Ratio Disclosure

        As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our "median employee" and the annual total compensation of Christopher J. Paucek, our Chief Executive Officer, during 2017. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

        For 2017, our last completed fiscal year:

  •
  The estimated median of the annual total compensation of all employees of the Company (excluding the CEO) was $60,703;

  •
  The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 40 of this proxy statement was $3,389,499; and

  •
  The ratio of the annual total compensation of our CEO to the median employee's annual total compensation is 56:1.

        To determine the median of the annual total compensation of all employees of the Company (other than the CEO), the methodology and the material assumptions, adjustments and estimates that we used were as follows:

  •
  We selected December 31, 2017 as the date upon which we would identify our employee population and median employee.

  •
  Using our tax and payroll records, we determined that, as of December 31, 2017, our employee population consisted of approximately 1,880 employees globally, including active full-time, part-time, seasonal and temporary employees.

  •
  As permitted by SEC rules, we determined to exclude all of our employees located in Hong Kong, Germany and the United Kingdom, which constituted approximately 0.6% of our total employee population.

  •
  We used taxable compensation, as determined in each applicable employing jurisdiction, during the 2017 fiscal year as a consistently applied compensation measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. For South African employees, we converted taxable compensation to U.S. dollars using the rand to dollar exchange rate in effect on December 31, 2017.

        Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 40 of this proxy statement.

        It should be noted that the SEC pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board, and the Board approved that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

John M. Larson (Chair)
Paul A. Maeder
Coretha M. Rushing

*
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Compensation Committee Report by reference therein.

2017 Summary Compensation Table

        The following table sets forth summary information regarding compensation earned during the years ended December 31, 2017, 2016, and 2015 by our Chief Executive Officer, Chief Financial Officer, former Chief Operating Officer, Chief Revenue Officer and Chief Technology Officer, which we refer to as our Named Executive Officers. The following table includes all compensation earned by our Named Executive Officers for the respective periods, regardless of whether such amounts were actually paid during that period.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Christopher J. Paucek	2017	514,167	1,199,993	1,199,991	471,748	3,600	(3)	3,389,499
Chief Executive Officer	2016	479,583	999,996	999,991	500,535	18,874		2,998,979
	2015	421,250	999,976	999,996	375,966	20,799		2,817,987
Catherine A. Graham	2017	367,644	749,971	749,992	236,160	3,313	(3)	2,107,080
Chief Financial Officer	2016	339,792	374,984	374,994	252,630	6,498		1,348,898
	2015	310,625	349,981	349,996	212,002	6,519		1,229,123
Susan E. Cates	2017	273,333	749,971	749,992	283,049	164,567	(4)	2,220,912
Former Chief Operating Officer	2016	284,722	450,000	449,997	230,625	1,947		1,417,291
	2015	—	—	—	—	—		—
Harsha Mokkarala	2017	324,208	599,976	599,986	178,477	5,400	(3)	1,708,047
Chief Revenue Officer	2016	309,679	299,992	299,991	200,672	5,642		1,115,976
	2015	—	—	—	—	—		—
James Kenigsberg	2017	370,963	599,976	599,986	238,034	2,113	(3)	1,811,072
Chief Technology Officer	2016	342,708	499,964	499,983	254,835	6,498		1,603,988
	2015	310,625	349,981	349,996	212,002	6,529		1,229,133

(1)
The amounts shown in these columns reflect the grant date fair value for stock option and restricted stock unit awards, as applicable in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2017, 2016 and 2015. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for stock options, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2018.

(2)
Amounts shown in this column for 2017 represent the cash amounts paid in March 2018 under our 2017 Bonus Plan. Amounts shown in this column for 2016 and 2015 represent the cash amounts paid in 2017 and 2016, respectively, under our 2016 and 2015 Bonus Plans, respectively. See "Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Bonuses—2017 Bonus Plan" for a description of the formula used to determine these amounts for 2017.

(3)
Represents 401(k) matching contributions paid by us.

(4)
Represents (i) $5,000 in 401(k) matching contributions, (ii) $900 in reimbursement related to cell phone expenses, (iii) $20,000 paid in connection with execution of Ms. Cates' severance agreement and (iv) $138,667 in payments for consulting services under Ms. Cates' severance agreement.

2017 Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to all plan-based awards granted to our Named Executive Officers during the fiscal 2017 year.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(4)
							Exercise Price of Option Awards ($/Sh)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Paucek	N/A	231,750	515,000	607,700	—	—	—	—
	04/01/2017	—	—	—	30,257	62,685	39.66	2,399,984
Catherine A. Graham	N/A	116,156	258,125	304,588	—	—	—	—
	04/01/2017	—	—	—	18,910	39,178	39.66	1,499,963
Susan E. Cates	N/A	139,050	309,000	364,620	—	—	—	—
	04/01/2017	—	—	—	18,910	39,178	39.66	1,499,963
Harsha Mokkarala	N/A	87,683	194,850	229,923	—	—	—	—
	04/01/2017	—	—	—	15,128	31,342	39.66	1,199,962
James Kenigsberg	N/A	116,944	259,875	306,653	—	—	—	—
	04/01/2017	—	—	—	15,128	31,342	39.66	1,199,962

(1)
Amounts shown represent the minimum (45%), target (100%) and maximum (118%) amounts that could be paid under our 2017 Bonus Plan, as discussed under "Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Bonuses—2017 Bonus Plan." These amounts were calculated on a weighted average basis using the applicable 2016 target bonus percentage for base compensation earned from January 1, 2017 through March 31, 2017, and the applicable 2017 target bonus percentage for base compensation earned during the remainder of 2017.

(2)
All restricted stock units and stock options were granted pursuant to our 2014 Equity Incentive Plan.

(3)
The exercise price of each option award is equal to the closing market price of our common stock on the date of grant.

(4)
The amounts reported reflect the grant date fair value for stock option and restricted stock unit awards, as applicable, calculated in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2017, all of which are subject to time-based vesting. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at 2017 Fiscal Year End

        The following table provides information about outstanding stock options and stock awards held by each of our Named Executive Officers as of December 31, 2017. These stock options were granted under our 2008 Plan and our 2014 Plan and these stock awards were granted under our 2014 Plan.

		Option Awards					Stock Awards
									Market Value of Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options
					Option Exercise Price ($)		Number of Units That Have Not Vested(#)(1)
						Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable(1)
Christopher J. Paucek	01/23/2009	334,000	—		0.60	01/23/2019
	02/23/2011	35,639	—		1.82	06/08/2020
	02/15/2012	11,662	—		3.08	02/15/2022
	05/08/2013	376,618	—		5.75	05/08/2023
	11/26/2013	175,000	—		8.45	10/04/2023
	12/19/2013	175,000	—		8.45	10/04/2023
	03/06/2014	154,072	3,278		11.00	03/06/2024	20,682	(5)	1,334,196
	04/01/2015	53,676	26,839		25.52	04/01/2025	19,592		1,263,880
	04/01/2016	37,859	53,003		22.67	04/01/2026	33,084		2,134,249
	04/01/2017	—	62,685		39.66	04/01/2027	30,257		1,951,879
Catherine A. Graham	04/30/2012	200,000	—		3.08	04/30/2022
	03/06/2014	50,792	1,081		11.00	03/06/2024	6,819	(5)	439,894
	04/01/2015	18,787	9,393		25.52	04/01/2025	6,858		442,410
	04/01/2016	14,197	19,876		22.67	04/01/2026	12,406		800,311
	04/01/2017	—	39,178		39.66	04/01/2027	18,910		1,219,884
Susan E. Cates(6)	04/01/2016	5,042	23,851		22.67	04/01/2026	14,888		960,425
	04/01/2017	—	39,178		39.66	04/01/2027	18,910		1,219,884
Harsha Mokkarala	11/26/2013	22,939	—		8.45	10/01/2023
	03/06/2014	6,686	881		11.00	03/06/2024	1,620	(5)	104,506
	04/01/2015	5,099	2,549		25.52	04/01/2025	1,862		120,118
	07/01/2015	5,801	3,801		30.83	07/01/2025	2,372		153,018
	04/01/2016	2,839	15,901		22.67	04/01/2026	9,925		640,262
	04/01/2017	—	31,342		39.66	04/01/2027	15,128		975,907
James Kenigsberg	01/23/2009	99,900	—		0.60	01/23/2019
	02/23/2011	20,000	—		1.82	06/08/2020
	07/14/2011	10,000	—		3.08	06/27/2021
	02/13/2012	50,000	—		3.08	02/13/2022
	02/28/2012	5,124	—		3.08	02/28/2022
	02/25/2013	14,589	—		5.75	02/25/2023
	03/06/2014	12,340	1,081		11.00	03/06/2024	6,819	(5)	439,894
	04/01/2015	4,110	9,393		25.52	04/01/2025	6,858		442,410
	04/01/2016	14,197	19,876		22.67	04/01/2026	12,406		800,311
	04/01/2016	5,833	5,833	(3)	22.67	04/01/2026	2,757	(4)	177,854
	04/01/2017	—	31,342		39.66	04/01/2027	15,128		975,907

(1)
Except as otherwise noted, all stock options shown vest 25% on the first anniversary of their grant date, and the remaining 75% vest thereafter in 36 equal monthly installments; in each case, the expiration date is 10 years after the grant date. Except as otherwise noted, each restricted stock unit award vests in 25% installments on the first, second, third and fourth anniversaries of its grant date.

(2)
The amounts listed in this column are determined by multiplying the number of units that have not vested by $64.51 (the closing price of our common stock on the last trading day of fiscal year 2017).

(3)
This option award vests as follows: 50% of the shares underlying the option vested on April 1, 2017 and the remaining 50% of the shares underlying the option vest on April 1, 2018.

(4)
This stock award vests as follows: 50% of the shares underlying the stock award vested on April 1, 2017 and the remaining 50% of the shares underlying the stock award vest on April 1, 2018.

(5)
Each restricted stock unit award granted on March 6, 2014 has vested or will vest as to 25% of the underlying shares on each of January 31, 2015, 2016, 2017 and 2018. Each stock option award granted on March 6, 2014 vested as to 25% of the underlying shares on January 31, 2015, and the remaining 75% vest thereafter in 36 equal monthly installments.

(6)
Pursuant to Ms. Cates' separation agreement, her equity awards remained outstanding following her resignation and continue to vest on their original vesting schedules until August 31, 2018, subject to her compliance with all obligations under the separation agreement.

2017 Option Exercises and Stock Vested

        The following table provides information about the exercise of stock options and vesting of stock awards held by each of our Named Executive Officers as of December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher J. Paucek	168,339	10,275,131	41,505	1,539,226
Catherine A. Graham	—	—	14,381	535,437
Susan E. Cates	11,995	554,649	4,962	206,221
Harsha Mokkarala	19,937	948,309	7,043	280,554
James Kenigsberg	26,807	693,172	17,137	645,980

(1)
Amounts shown reflect the value realized upon exercise of stock options calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the option award.

(2)
Amounts shown represent the value realized upon vesting of restricted stock unit awards calculated by multiplying the number of shares that vested by the closing price of our common stock on the date of vesting.

Pension Benefits

        Our executive officers, including our Named Executive Officers, did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by us during the year ended December 31, 2017.

Nonqualified Deferred Compensation

        Our executive officers, including our Named Executive Officers, did not earn any nonqualified deferred compensation benefits from us during the year ended December 31, 2017.

Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements

        We have entered into agreements with our Named Executive Officers that may provide for benefits under the circumstances described below if the officer's employment is terminated or we experience a change in control (such as a change in the beneficial ownership of our Company by more than 50% or a sale of substantially all of our assets).

Severance

        We have entered into a confidential information, invention assignment, work for hire, non-compete and no solicit/no hire agreement with Mr. Paucek, which provides, among other things, that during the six-month period after his termination of employment with the Company, he may not engage, in any capacity, in the business of developing or administering degree-granting distance learning higher education services without the advance written consent of our Board. In exchange for these agreements not to compete, we have agreed to pay Mr. Paucek during the six-month period after his termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.

        In connection with her resignation as our Chief Operating Officer effective August 31, 2017, Ms. Cates is entitled to certain payments and benefits as described in more detail above under "Employment Arrangements."

Change in Control Equity Acceleration

        The terms of option and RSU award agreements under our 2014 plan provide that options and RSUs, respectively, granted to our Named Executive Officers will vest and become exercisable if their employment is terminated without cause or for good reason on or within 12 months after a change in control.

        The table below provides an estimate of the value of the compensation due to each of our Named Executive Officers in the events described below, assuming that the change in control or termination of employment was effective on December 31, 2017, under the conditions described above and assuming a per-share stock price of $64.51, the price of our common stock on that date. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination		Change in Control Followed by Involuntary Termination
Name (1)	Cash ($)		Cash ($)	Equity ($)(2)	Total ($)
Christopher J. Paucek	257,083	(3)	—	11,681,430	11,681,430
Catherine A. Graham	—		—	5,131,761	5,131,761
Harsha Mokkarala	—		—	3,712,503	3,712,503
James Kenigsberg	—		—	5,114,966	5,114,966

(1)
In connection with Ms. Cates' resignation as Chief Operating Officer on August 31, 2017, the Company entered into a separation agreement with Ms. Cates pursuant to which she will act as a consultant to the Company until August 31, 2018 and receive certain payments and benefits as described above under "Employment Arrangements."

(2)
The value of accelerated vesting of stock options and RSUs is based on the difference between the market price at December 31, 2017 of $64.51 per share less, in the case of options, the per share exercise prices of the stock options outstanding.

(3)
Under the terms of the confidential information, invention assignment, work for hire, non-compete and no solicit/no hire agreement with Mr. Paucek, we agreed to pay Mr. Paucek during the six-month period after any termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information as of December 31, 2017, with respect to our equity compensation plans (after giving effect to shares issued and/or vesting on such date):

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders (3)	4,559,176	$15.10	5,415,593
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to options, warrants and rights, our 2014 Plan allows awards to be made in the form of shares of restricted stock units or other forms of equity-based compensation. As of December 31, 2017, 1,413,423 shares of the Company's common stock were subject to outstanding restricted stock units issued under our 2014 Plan. Restricted stock units are not taken into account for purposes of determining the weighted average exercise price in the table above.

(2)
This number reflects 4,415,593 shares available for future issuance under our 2014 Plan and 1,000,000 shares available for issuance under our 2017 Employee Stock Purchase Plan (the "ESPP") as of December 31, 2017. No shares remain available for future issuance under our 2008 Plan. As of December 31, 2017, no shares were subject to outstanding purchase rights under the ESPP.

(3)
Under the terms of our 2014 Plan, the number of shares of the Company's common stock that may be issued under the 2014 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2015 continuing through January 1, 2024, by 5% of the total number of shares of the Company's common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board.

Limitations on Liability and Indemnification

        Our Bylaws and amended and restated certificate of incorporation (the "Charter") contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, which provides that directors of a corporation will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duties as a director. However, these provisions do not eliminate or limit the liability of our directors for:

  •
  any breach of the director's duty of loyalty to the Company or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Our Bylaws and Charter provide that we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws and Charter also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws and Charter also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. We have entered and expect to continue to enter into agreements to indemnify our directors as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our Bylaws and Charter may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers, as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

PROPOSAL FOUR—
STOCKHOLDER PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD

        In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our 2018 Annual Meeting of Stockholders only if properly presented at that Annual Meeting. As explained below, our Board unanimously recommends that you vote "AGAINST" the stockholder proposal.

        The Company has been notified that the California Public Employees' Retirement System, P.O. Box 942707, Sacramento, California 94229-2707, the beneficial owner of at least $2,000 in market value of the Company's common stock on the date the proposal was submitted and for at least the preceding twelve months, intends to present the following proposal at the 2018 Annual Meeting of Stockholders:

  RESOLVED, that the shareowners of 2U, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement

        Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

        Under the Company's current voting system, a director may be elected with as little as one affirmative vote because "withheld" votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote "against" candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

        A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

        Majority voting in director elections empowers shareowners to clearly say "no" to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

        CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company's shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

Company Opposing Statement

        The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of the Company and our stockholders. Majority voting for directors is one of the items that has become part of the standard playbook by those who support the "one size fits all" method of corporate governance.

        The Board does not believe that majority voting in the uncontested election of directors augments the role of stockholders in the election of directors and believes that adopting such a majority voting standard introduces unnecessary legal uncertainty into the Company's corporate governance. Further, the Company has had plurality voting in place since the Company's initial public offering, and the Board believes that this practice has served the Company well.

        Plurality voting is the default standard under Delaware law for the election of directors. It assures that a corporation does not have "failed elections." That is, an election in which a director is not chosen and a vacancy on the board results. If directors are not elected or are otherwise required to resign upon failing to receive a majority of votes cast, as set forth in the current proposal, the Company may face legal uncertainty as to satisfying certain Nasdaq listing requirements or other corporate governance regulations, such as those relating to the independence of directors, committee composition or the maintenance of an audit committee financial expert.

        Under the current plurality voting standard, stockholders have the ability to express disapproval of corporate policies, strategy or director candidates through the use of withhold votes. Institutional and retail investors successfully utilize withhold vote campaigns to influence corporate policies and director elections. The use of withhold votes, as opposed to implementation of majority voting, provides the Board with flexibility to appropriately respond to stockholder dissatisfaction without concern for potential corporate governance complications arising from a failed election. In addition, stockholders who are truly dissatisfied with director candidates have the ability to nominate alternative candidates and also may make recommendations for nominations directly to the Company's Nominating and Corporate Governance Committee by following the procedures set forth in the Company's Bylaws and related policies.

        For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote "AGAINST" Proposal Four, the stockholder proposal to adopt a director election majority vote standard.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "AGAINST" THE STOCKHOLDER PROPOSAL TO ADOPT A DIRECTOR ELECTION MAJORITY VOTE STANDARD.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of April 16, 2018 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 15, 2018, which is 60 days after April 16, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For certain stockholders, the percentage ownership assumes the exercise of options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706.

Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
FMR LLC(1)	7,664,451	14.4%
The Vanguard Group(2)	4,178,759	7.9%
Blackrock, Inc.(3)	3,184,359	6.0%
Wellington Management Group LLP(4)	3,065,418	5.8%
Franklin Resources, Inc.(5)	2,943,076	5.5%
Gilder, Gagnon, Howe & Co. LLC(6)	2,849,417	5.4%
Executive Officers and Directors
Christopher J. Paucek(7)	1,304,192	2.4%
Catherine A. Graham(8)	334,764	*
Susan E. Cates(9)	36,457	*
Harsha Mokkarala(10)	69,942	*
James Kenigsberg(11)	271,139	*
John M. Larson(12)	126,275	*
Mark J. Chernis(13)	119,813	*
Edward S. Macias(14)	27,485	*
Paul A. Maeder(15)	103,532	*
Robert M. Stavis(16)	128,035	*
Timothy M. Haley(17)	66,114	*
Sallie L. Krawcheck(18)	51,650	*
Earl Lewis(19)	48,794	*
Coretha M. Rushing(20)	5,001	*
Valerie B. Jarrett	—	*
Gregory K. Peters	—	*
All current directors and executive officers as a group (16 persons)	2,693,193	5.0%

*
Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC ("FMR"). According to its Schedule 13G filing, FMR has sole dispositive power with respect to 7,664,451 shares of our common stock and sole voting power with respect to 2,338,621 shares of our common stock. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.

(2)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group ("Vanguard"). According to its Schedule 13G filing, Vanguard has sole dispositive power with respect to 4,079,026 shares of our common stock, shared dispositive power with respect to 99,733 shares of our common stock, sole voting power with respect to 94,458 shares of our common stock and shared voting power with respect to 9,200 shares of our common stock. The principal business address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.

(3)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 1, 2018 by BlackRock, Inc. ("Blackrock"). According to its Schedule 13G filing, Blackrock has sole voting power with respect to 3,081,089 shares of our common stock and sole dispositive power with respect to 3,184,359 shares of our common stock. The principal business address of Blackrock is 55 East 52nd Street New York, NY 10055.

(4)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 8, 2018 by Wellington Management Group LLP ("Wellington"), Wellington Group Holdings LLP ("Wellington Holdings"), Wellington Investment Advisors Holdings LLP ("Wellington Advisors") and Wellington Management Company LLP ("Wellington Company"). According to the Schedule 13G filing, each of Wellington, Wellington Holdings and Wellington Advisors has shared voting power with respect to 1,786,278 shares of our common stock and shared dispositive power with respect to

  3,065,418 shares of our common stock, and Wellington Company has shared voting power with respect to 1,781,229 shares of our common stock and shared dispositive power with respect to 2,933,801 shares of our common stock. The principal business address of Wellington is 280 Congress Street, Boston, MA 02210.

(5)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 5, 2018 by Franklin Resources, Inc. ("Franklin Resources"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. ("Franklin Advisers") to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts that are advised by subsidiaries of Franklin Resources pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers is One Franklin Parkway, San Mateo, CA 94403.

(6)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2018 by Gilder, Gagnon, Howe & Co. LLC ("Gilder"). According to its Schedule 13G filing, Gilder has sole dispositive power with respect to 29,895 shares of our common stock, sole voting power with respect to 29,895 shares of our common stock and shared dispositive power with respect 2,819,522 shares of our common stock. The principal business address of Gilder is 475 10th Avenue, New York, NY 10018.

(7)
Shares beneficially owned consist of (a) 77,682 shares of common stock held by Mr. Paucek directly and (b) 1,226,510 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(8)
Shares beneficially owned consist of (a) 30,699 shares of common stock held by Ms. Graham directly and (b) 304,065 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(9)
Shares beneficially owned consist of (a) 22,475 shares of common stock held by Ms. Cates directly and (b) 13,982 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(10)
Shares beneficially owned consist of (a) 10,991 shares of common stock held by Mr. Mokkarala directly and (b) 58,951 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(11)
Shares beneficially owned consist of (a) 11,209 shares of common stock held by Mr. Kenigsberg directly and (b) 259,930 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(12)
Shares beneficially owned consist of (a) 14,346 shares of common stock held by Mr. Larson directly, (b) 15,707 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018 and (c) 96,222 shares of common stock held by Triumph Capital, LLC ("Triumph"). Mr. Larson is the sole member of Triumph and may be deemed to have beneficial ownership of the shares held by Triumph.

(13)
Shares beneficially owned consist of (a) 13,606 shares of common stock held by Mr. Chernis directly and (b) 106,207 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(14)
Shares beneficially owned consist of (a) 17,043 shares of common stock held by Mr. Macias directly and (b) 10,442 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(15)
Shares beneficially owned consist of (a) 47,879 shares of common stock held by Mr. Maeder directly, (b) 15,707 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018, (c) 39,766 shares of common stock held by Altaheide LLC ("Altaheide"), and (d) 180 shares of common stock held by Highland Capital Partners VII-C, Limited Partnership ("Highland VII-C"). Mr. Maeder may be deemed to have beneficial ownership of the shares held by Altaheide. Highland Management Partners VII, Limited Partnership ("HMP LP") is the general partner of Highland VII-C. Highland Management Partners VII, LLC ("HMP LLC") is the general partner of HMP LP. Mr. Maeder and Peter W. Bell, Sean M. Dalton, Robert J. Davis, Daniel J. Nova and Corey M. Mulloy are the managing members of HMP LLC and share voting and investment power over the shares held by Highland VII-C. The principal business address for Highland VII-C is One Broadway, 16th Floor, Cambridge, MA 02142.

(16)
Shares beneficially owned consist of (a) 40,881 shares of common stock held by Mr. Stavis directly, (b) 35,707 shares of common stock held by Stavis Ventures II, LLC ("Stavis Ventures"), (c) 35,740 shares of common stock held by Stavco Venture Holdings LLC ("Stavco Venture Holdings") and (d) 15,707 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018. Mr. Stavis may be deemed to have beneficial ownership of the shares held by Stavis Ventures and Stavco Venture Holdings.

(17)
Shares beneficially owned consist of (a) 2,789 shares of common stock held by Mr. Haley directly, (b) 52,530 shares of common stock held by the Haley-McGourty Family Trust U/D/T 9/27/96 (the "Haley Trust"), (c) 6,827 shares of common stock held by Haley-McGourty Partners ("Haley Partners"), and (d) 3,968 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018. Mr. Haley may be deemed to have beneficial ownership of the shares held by the Haley Trust and Haley Partners.

(18)
Shares beneficially owned consist of (a) 18,332 shares of common stock held by Ms. Krawcheck directly and (b) 33,318 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(19)
Shares beneficially owned consist of (a) 15,476 shares of common stock held by Mr. Lewis directly and (b) 33,318 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

(20)
Shares beneficially owned consist of (a) 2,471 shares of common stock held by Ms. Rushing directly and (b) 2,530 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 16, 2018.

        We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. Executive officers, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 31, 2017, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, with the exception of three Forms 4 that were not filed on a timely basis by James Kenigsberg, Christopher J. Paucek and Harsha Mokkarala. The transactions involved a total of 9,469 shares that were withheld by the Company in order to satisfy tax withholding obligations in connection with the settlement of RSUs on April 3, 2017. These transactions were each reported on February 20, 2018.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

        All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

TRANSACTIONS WITH RELATED PARTIES

Related Person Transaction Policy

        The Company has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

        There have been no transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation." For a description of severance arrangements that we have entered into with some of our executive officers, please see "Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements."

 INCORPORATION BY REFERENCE

        In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by 2U into such filings, and those portions of the information included under the caption "Audit Committee Report" required by the SEC's rules to be included therein, shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by 2U under those statutes, except to the extent we specifically incorporate these items by reference.

        We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

OTHER MATTERS

        The Board knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Some brokers utilize the householding process for proxy materials, in which case, only one copy of this proxy statement or our Annual Report to Stockholders may be sent to two or more stockholders sharing the same address. Stockholders who participate in householding will continue to receive separate proxy cards. If you hold your 2U stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

        If you wish to receive a separate copy of this proxy statement or our Annual Report to Stockholders, we will promptly deliver one to you upon request. You can notify us by sending a written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary, or by calling the Corporate Secretary at (301) 892-4350. In addition, if you would like to receive separate proxy statements and annual reports of 2U in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us at the above address and telephone number if you hold registered shares.

 ANNUAL REPORT

        A copy of 2U's Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2017 is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge by visiting the Company's website or upon written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary.

By Order of the Board of Directors,

Christopher "Chip" Paucek Chief Executive Officer April 30, 2018

ANNUAL MEETING OF STOCKHOLDERS OF 2U, INC. June 26, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report are available at http://investor.2u.com/annuals-proxies.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20433300000000000000 9 062618 registered public accounting firm for the 2018 fiscal year: Company’s Named Executive Officers: properly presented at the meeting: changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four (4) Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal: NOMINEES: FOR ALL NOMINEESO Paul A. Maeder O Robert M. Stavis WITHHOLD AUTHORITYO Christopher J. Paucek FOR ALL NOMINEESO Gregory K. Peters FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent 3. Approval, on a non-binding advisory basis, of the compensation of the 4. Stockholder proposal regarding a director election majority vote standard, if NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 2U, INC. Proxy for Annual Meeting of Stockholders June 26, 2018 at 2:00 p.m. This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Christopher J. Paucek, Chief Executive Officer and Matthew Norden, Corporate Secretary, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of 2U, Inc. (the “Company”) that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 26, 2018, beginning at 2:00 p.m. (local time), and any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 14475 1.1